Exhibit 99.1

News Release

For Immediate Release

November 2, 2016

Approach Resources Inc.

Reports Third Quarter 2016 Results

Fort Worth, Texas, November 2, 2016 – Approach Resources Inc. (NASDAQ: AREX) today reported results for third quarter 2016. Highlights for third quarter 2016 include:

•	Production was 12.1 MBoe/d, exceeding prior guidance for the quarter

•	Record low quarterly lease operating expense (LOE) was $3.49 per Boe

•	Third quarter well costs were below $3.5 million

•	Average initial production (IP) for three wells completed during the quarter was 813 Boe/d (58% oil and 81% liquids), including one short lateral well normalized to a 7,500’ lateral

•	Net loss was $9.1 million, or $0.22 per diluted share, and adjusted net loss (non-GAAP) was $9.6 million, or $0.23 per diluted share

•	Revenues totaled $23.7 million and EBITDAX (non-GAAP) was $14.1 million

•	Renegotiated long-term crude oil marketing arrangement that will result in lower oil differentials beginning in fourth quarter 2016

•	As separately announced, executed debt-for-equity exchange agreement with largest holder of our senior notes

Adjusted net loss and EBITDAX are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss and EBITDAX to net loss.

Management Comment

Ross Craft, Approach’s Chairman and CEO, commented “Third quarter 2016 was another validation of the Company’s success in improving profitability through aggressive cost reduction initiatives and reducing production decline rates. Production for the quarter averaged 12.1 Mboe/d, once again exceeding our guidance for the quarter, resulting in a decline of less than 3% from second quarter 2016. During the quarter we continued to observe shallower-than-expected PDP decline rates from existing wells and strong performance from newly completed wells. In mid-September, we placed three new horizontal Wolfcamp wells on production, two C-bench wells in the Baker area and one A-bench well in Pangea West. The average IP rate for these wells, which contributed limited production to our third quarter 2016 total, was 813 Boe/d (58% oil and 81% liquids).

In addition to outperformance from our wells completed in the past 12 months, we continue to aggressively seek out all possible operating efficiencies and cost reduction opportunities, which has helped to further drive down our industry-leading cost structure. Our record low third quarter LOE of $3.49 per Boe is a testament to the resourcefulness and ingenuity of the Approach team that has been instrumental in improving our quarterly cash margins. Additionally, the three wells completed during third quarter came in below our prior AFE of $3.7 million. Importantly, these ongoing cost reductions have begun to coincide with a meaningful price improvement across all three commodity streams. Our third quarter realized price per Boe, excluding hedges, is up over 40% from first quarter 2016, which has resulted in a significant improvement in both operating margins and well-level returns. Approach remains in a unique position, with most of our core acreage held by production, minimal ongoing maintenance capital requirements, and a balanced production mix, to capitalize on further commodity price appreciation as development accelerates into 2017.”

INVESTOR CONTACT Suzanne Ogle Vice President – Investor Relations & Corporate Communications ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Third Quarter 2016 Results

Production for third quarter 2016 totaled 1,117 MBoe (12.1 MBoe/d), made up of 27% oil, 35% NGLs and 38% natural gas. Average realized commodity prices for third quarter 2016, before the effect of commodity derivatives, were $40.53 per Bbl of oil, $13.32 per Bbl of NGLs and $2.52 per Mcf of natural gas. Our average realized price, including the effect of commodity derivatives, was $21.96 per Boe for third quarter 2016 ($44.16 per Bbl of oil, $13.32 per Bbl of NGLs and $2.41 per Mcf of natural gas).

Net loss for third quarter 2016 was $9.1 million, or $0.22 per diluted share, on revenues of $23.7 million. Net loss for third quarter 2016 included an unrealized gain on commodity derivatives of $0.8 million and a realized gain on commodity derivatives of $0.8 million. Excluding the unrealized gain on commodity derivatives, adjusted net loss (non-GAAP) for third quarter 2016 was $9.6 million, or $0.23 per diluted share. EBITDAX (non-GAAP) for third quarter 2016 was $14.1 million. See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

LOE averaged $3.49 per Boe. Production and ad valorem taxes averaged $1.80 per Boe, or 8.5% of oil, NGL and gas sales. Exploration costs were $0.94 per Boe. Total general and administrative (G&A) costs averaged $5.21 per Boe, including cash G&A costs of $4.00 per Boe. Depletion, depreciation and amortization expense averaged $17.38 per Boe. Interest expense totaled $7.1 million.

Operations Update

During third quarter 2016, we completed three horizontal wells, one well in the Wolfcamp A bench and two wells in the Wolfcamp C bench. The average IP rate was 813 Boe/d (58% oil and 81% liquids), including one short lateral well normalized to a 7,500’ lateral. At September 30, 2016, we had four horizontal wells waiting on completion.

Capital expenditures incurred during third quarter 2016 totaled $5.5 million, consisting of $6.4 million for completion activities and $0.2 million for infrastructure projects and equipment, partially offset by a legal settlement with a service provider of $1.1 million. We plan to drill two wells in fourth quarter 2016 but do not plan to bring any new wells on-line. We expect fourth quarter production to average 11.6 MBoe/d.

In October, we successfully renegotiated our long-term crude oil marketing arrangement, which we expect will result in a reduced realized oil differential going forward, while retaining the flexibility to price our oil either at Midland or Cushing benchmark-based prices. Assuming Midland-based pricing, the new marketing arrangement will reduce our overall crude oil price differential to approximately $2.25 per barrel relative to spot Midland price.

Liquidity Update

At September 30, 2016, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $325 million. Our liquidity and long-term debt-to-capital ratio were approximately $52.4 million and 46.6%, respectively. The Company is currently in the process of completing its semi-annual borrowing base redetermination. The lead bank under our credit facility has recommended to the other lenders that our borrowing base be maintained at the current level of $325 million. However, there is no assurance that the borrowing base will not be higher or lower than our $325 million borrowing base as of September 30, 2016. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and calculation of liquidity and long-term debt-to-capital.

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
October 2016 – December 2016	Swap	750 Bbls/d	$62.52/Bbl

Natural Gas
October 2016 – March 2017	Swap	400,000 MMBtu/month	$2.45/MMBtu
October 2016 – December 2016	Swap	200,000 MMBtu/month	$2.93/MMBtu
November 2016 – March 2017	Swap	200,000 MMBtu/month	$3.29/MMBtu
January 2017 – December 2017	Collar	100,000 MMBtu/month	$3.00/MMBtu - $3.65/MMBtu
April 2017 – December 2017	Collar	400,000 MMBtu/month	$3.00/MMBtu - $3.47/MMBtu
April 2017 – December 2017	Collar	200,000 MMBtu/month	$2.30/MMBtu - $2.60/MMBtu

Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, November 3, 2016, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss third quarter 2016 financial and operational results. Those wishing to listen to the conference call, may do so by visiting the Events page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Dial in: (844) 884-9950

Intl. dial in: (661) 378-9660

Passcode: Approach/91221024

Webcast link: http://edge.media-server.com/m/p/jrqvom4g

In addition, a third quarter 2016 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues (in thousands):
Oil	$12,061	$20,213	$34,304	$67,142
NGLs	5,242	5,311	13,963	16,067
Gas	6,446	8,417	15,530	22,635

Total oil, NGL and gas sales	23,749	33,941	63,797	105,844

Realized gain on commodity derivatives	781	12,755	5,690	37,937

Total oil, NGL and gas sales including derivative impact	$24,530	$46,696	$69,487	$143,781

Production:
Oil (MBbls)	298	490	970	1,483
NGLs (MBbls)	394	488	1,149	1,266
Gas (MMcf)	2,556	3,285	7,873	8,721

Total (MBoe)	1,117	1,525	3,431	4,202
Total (MBoe/d)	12.1	16.6	12.5	15.4

Average prices:
Oil (per Bbl)	$40.53	$41.27	$35.36	$45.28
NGLs (per Bbl)	13.32	10.89	12.16	12.69
Gas (per Mcf)	2.52	2.56	1.97	2.60

Total (per Boe)	$21.26	$22.26	$18.59	$25.19

Realized gain on commodity derivatives (per Boe)	0.70	8.36	1.66	9.03

Total including derivative impact (per Boe)	$21.96	$30.62	$20.25	$34.22

Costs and expenses (per Boe):
Lease operating	$3.49	$5.04	$4.51	$5.17
Production and ad valorem taxes	1.80	1.77	1.61	2.02
Exploration	0.94	1.28	0.94	1.00
General and administrative(1)	5.21	4.77	5.16	5.45
Depletion, depreciation and amortization	17.38	20.47	17.38	20.50
(1) Below is a summary of general and administrative expense:
General and administrative – cash component	$4.00	$3.65	$3.91	$4.02
General and administrative – noncash component (share-based compensation)	1.21	1.12	1.25	1.43

APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES:
Oil, NGL and gas sales	$23,749	$33,941	$63,797	$105,844

EXPENSES:
Lease operating	3,894	7,681	15,484	21,744
Production and ad valorem taxes	2,013	2,700	5,532	8,502
Exploration	1,047	1,956	3,238	4,211
General and administrative	5,825	7,270	17,708	22,882
Termination costs	—	1,436	—	1,436
Impairment of oil and gas properties	—	220,197	—	220,197
Depletion, depreciation and amortization	19,422	31,222	59,642	86,146

Total expenses	32,201	272,462	101,604	365,118

OPERATING LOSS	(8,452)	(238,521)	(37,807)	(259,274)

OTHER:
Interest expense, net	(7,067)	(6,465)	(20,173)	(18,630)
Gain on debt extinguishment	—	1,483	—	1,483
Write-off of debt issuance costs	—	—	(563)	—
Realized gain on commodity derivatives	781	12,755	5,690	37,937
Unrealized gain (loss) on commodity derivatives	760	296	(8,273)	(22,929)
Other (expense) income	(10)	(91)	1,511	(53)

LOSS BEFORE INCOME TAX BENEFIT	(13,988)	(230,543)	(59,615)	(261,466)
INCOME TAX BENEFIT	(4,915)	(81,756)	(20,847)	(93,121)

NET LOSS	$(9,073)	$(148,787)	$(38,768)	$(168,345)

LOSS PER SHARE:
Basic	$(0.22)	$(3.67)	$(0.94)	$(4.16)

Diluted	$(0.22)	$(3.67)	$(0.94)	$(4.16)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	41,610,083	40,541,420	41,415,260	40,419,187
Diluted	41,610,083	40,541,420	41,415,260	40,419,187

UNAUDITED SELECTED FINANCIAL DATA

Unaudited Consolidated Balance Sheet Data	September 30,	December 31,
(in thousands)	2016	2015
Cash and cash equivalents	$2,708	$600
Other current assets	10,369	19,838
Property and equipment, net, successful efforts method	1,109,504	1,154,546

Total assets	$1,122,581	$1,174,984

Current liabilities	$26,501	$28,508
Long-term debt (1)	500,011	496,587
Other long-term liabilities	22,606	41,922
Stockholders’ equity	573,463	607,967

Total liabilities and stockholders’ equity	$1,122,581	$1,174,984

(1)	Long-term debt at September 30, 2016, is comprised of $230.3 million in 7% senior notes due 2021 and $275 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $3.9 million and $1.4 million, respectively. Long-term debt at December 31, 2015, is comprised of $230.3 million in 7% senior notes due 2021 and $273 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $4.5 million and $2.2 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page under the Financial Reporting subsection of the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) unrealized (gain) loss on commodity derivatives, (2) rig termination fees, (3) impairment of oil and gas properties, (4) termination costs, (5) gain on debt extinguishment, (6) write-off of debt issuance costs, and (7) related income tax effect. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three and nine months ended September 30, 2016 and 2015 (in thousands, except per-share amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(9,073)	$(148,787)	$(38,768)	$(168,345)
Adjustments for certain items:
Unrealized (gain) loss on commodity derivatives	(760)	(296)	8,273	22,929
Rig termination fees	—	1,701	—	2,199
Impairment of oil and gas properties	—	220,197	—	220,197
Termination costs	—	1,436	—	1,436
Gain on debt extinguishment	—	(1,483)	—	(1,483)
Write-off of debt issuance costs	—	—	563	—
Related income tax effect	266	(78,623)	(3,093)	(86,926)

Adjusted net loss	$(9,567)	$(5,855)	$(33,025)	$(9,993)

Adjusted net loss per diluted share	$(0.23)	$(0.14)	$(0.80)	$(0.25)

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) impairment of oil and gas properties, (5) unrealized (gain) loss on commodity derivatives, (6) gain on debt extinguishment, (7) termination costs, (8) write-off of debt issuance costs, (9) interest expense, net, and (10) income tax benefit. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three and nine months ended September 30, 2016 and 2015 (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(9,073)	$(148,787)	$(38,768)	$(168,345)
Adjustments for certain items:
Exploration	1,047	1,956	3,238	4,211
Depletion, depreciation and amortization	19,422	31,222	59,642	86,146
Share-based compensation	1,357	1,708	4,281	6,000
Impairment of oil and gas properties	—	220,197	—	220,197
Unrealized (gain) loss on commodity derivatives	(760)	(296)	8,273	22,929
Gain on debt extinguishment	—	(1,483)	—	(1,483)
Termination costs	—	1,436	—	1,436
Write-off of debt issuance costs	—	—	563	—
Interest expense, net	7,067	6,465	20,173	18,630
Income tax benefit	(4,915)	(81,756)	(20,847)	(93,121)

EBITDAX	$14,145	$30,662	$36,555	$96,600

Cash Operating Expenses

We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) termination costs, and (5) impairment of oil and gas properties. Cash operating expenses is not a measure of operating expenses as determined by GAAP. The amounts included in the calculation of cash operating expenses were computed in accordance with GAAP. Cash operating expenses is presented herein and reconciled to the GAAP measure of operating expenses. We use cash operating expenses as an indicator of the Company’s ability to manage its operating expenses and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of cash operating expenses to operating expenses for the three and nine months ended September 30, 2016 and 2015 (in thousands, except per-Boe amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating expenses	$32,201	$272,462	$101,604	$365,118
Exploration	(1,047)	(1,956)	(3,238)	(4,211)
Depletion, depreciation and amortization	(19,422)	(31,222)	(59,642)	(86,146)
Share-based compensation	(1,357)	(1,708)	(4,281)	(6,000)
Termination costs	—	(1,436)	—	(1,436)
Impairment of oil and gas properties	—	(220,197)	—	(220,197)

Cash operating expenses	$10,375	$15,943	$34,443	$47,128

Cash operating expenses per Boe	$9.29	$10.45	$10.03	$11.21

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company’s ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at September 30, 2016 (in thousands).

Liquidity at September 30, 2016
Borrowing base	$325,000
Cash and cash equivalents	2,708
Revolving credit facility – outstanding borrowings	(275,000)
Outstanding letters of credit	(325)

Liquidity	$52,383

Long-Term Debt-to-Capital

Long-term debt-to-capital ratio is calculated by dividing long-term debt (GAAP) by the sum of total stockholders’ equity (GAAP) and long-term debt (GAAP). We use the long-term debt-to-capital ratio as a measurement of our overall financial leverage. However, this ratio has limitations. This ratio can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the ratio on a company’s financial statements. This ratio is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our long-term debt-to-capital ratio at September 30, 2016, and December 31, 2015 (in thousands).

	September 30, 2016	December 31, 2015
Long-term debt (1)	$500,011	$496,587
Total stockholders’ equity	573,463	607,967

	$1,073,474	$1,104,554

Long-term debt-to-capital	46.6%	45.0%

(1)	Long-term debt is net of debt issuance costs of $5.3 million and $6.7 million at September 30, 2016 and December 31, 2015, respectively.